Exhibit 99.1

N E W S R E L E A S E
MICROCHIP CONTACT: J. Eric Bjornholt – CFO (480) 792-7804	MICREL CONTACTS: Investors: Dan Burch (212) 929-5748 Larry Dennedy (212) 929-5239 MacKenzie Partners, Inc. Media: John Christiansen (415) 618-8750 Sard Verbinnen & Co.

MICROCHIP TECHNOLOGY TO ACQUIRE MICREL

Expands Microchip’s solutions for Industrial, Automotive and Communications Markets

Chandler, Arizona and San Jose, California – May 7, 2015 – Microchip Technology Incorporated (NASDAQ: MCHP), a leading provider of microcontroller, mixed-signal, analog and Flash-IP solutions, and Micrel, Incorporated (NASDAQ: MCRL) today announced that Microchip has signed a definitive agreement to acquire Micrel for $14.00 per share. Micrel shareholders may elect to receive the purchase price in either cash or shares of Microchip common stock. The acquisition price represents a total equity value of about $839 million, and a total enterprise value of about $744 million, after excluding Micrel’s cash and investments on its balance sheet of approximately $95 million. This represents a premium to Micrel’s closing stock price as of May 6, 2015 of 3% and a 30% premium to Micrel’s closing stock price on August 7, 2014, the day Starboard Value LP disclosed a 12.0% interest in Micrel in a Schedule 13D filing with the SEC.

“We are pleased to have Micrel become part of the Microchip team. Micrel’s portfolio of Linear and Power Management products, LAN solutions and Timing and Communications products, as well as their strong position in the Industrial, Automotive and Communications markets, complement many of Microchip’s initiatives in these areas. We believe that combining Micrel’s business with Microchip’s business will enable significant synergies and cross selling opportunities,” said Steve Sanghi, President and CEO of Microchip Technology. “Ray Zinn founded Micrel and has led the company for the last 37 years. I want to thank Ray for his vision in guiding Micrel from a start-up to almost a quarter billion dollars in annual sales,” added Mr. Sanghi.

“We are excited to join Microchip Technology, a premier company in the semiconductor industry. Microchip has demonstrated consistent profitability, technology leadership and growth in its core businesses. We believe that this acquisition provides the best vehicle for us to realize significant value for

Microchip Technology to Acquire Micrel

Micrel’s shareholders and is a fantastic outcome for our employees and customers, as well as the opportunity to scale up to the much stronger sales and manufacturing platforms of Microchip,” said Ray Zinn, President and CEO of Micrel.

Concurrent with this announcement, Microchip announced that its Board of Directors has authorized an increase in the existing share repurchase program to 20.0 million shares of common stock from the approximately 2.5 million shares remaining under the prior authorization. Under this program, in the next several months, Microchip intends to repurchase the approximate number of shares it issues in the Micrel acquisition, which is expected to result in the transaction having the accretive effects of a cash transaction from a financial perspective. The acquisition is expected to be mildly dilutive to Microchip’s non GAAP earnings per share immediately after the close, but is expected to be accretive in the first full quarter after completion of the repurchase of the number of shares issued in the transaction.

As previously announced by Micrel, the Micrel Board of Directors created a Transaction Committee entirely comprised of independent directors on January 20, 2015 to consider a range of strategic alternatives, including a potential sale of Micrel. The process leading up to the merger agreement with Microchip was overseen by the Transaction Committee which unanimously recommended the approval of the merger agreement to Micrel’s Board of Directors.

The acquisition has been unanimously approved by the Boards of Directors of each company and is expected to close early in the third quarter of calendar 2015, subject to approval by Micrel’s shareholders, regulatory approvals and other customary closing conditions.

All of Micrel’s directors and certain executive officers have signed voting agreements with Microchip under which they must vote in favor of the merger.

Transaction Details

In the proposed transaction, shareholders of Micrel may elect to receive $14.00 per share in cash or $14.00 per share in Microchip common stock, valued at the average closing sale price for a share of Microchip common stock for the ten most recent trading days ending on the second to last trading day prior to the closing. A minimum of 42% of the shares of Micrel common stock will receive shares of Microchip common stock as consideration. If the cash consideration is oversubscribed, the cash election will be subject to proration in accordance with the terms of the merger agreement. The stock component of the consideration is intended to represent a tax-free exchange for U.S. federal income tax purposes.

Microchip Technology to Acquire Micrel

Wilson Sonsini Goodrich & Rosati, P.C. acted as legal advisor to Microchip. Credit Suisse acted as financial advisor to Micrel, and Davis Polk & Wardwell LLP acted as legal advisor to Micrel.

Conference Call Information; Presentation Materials

Microchip will host a conference call today, May 7, 2015 at 5:45 p.m. (Eastern Time) to discuss this release. You may view our presentation material that we will refer to during the conference call at Microchip’s website at www.microchip.com. The webcast will be available for replay until May 14, 2015.

A telephonic replay of the conference call will be available at approximately 10:00 p.m. (Eastern Time) May 7, 2015 and will remain available until 8:00 p.m. (Eastern Time) on May 14, 2015. Interested parties may listen to the replay by dialing 719-457-0820 and entering access code 1809662.

Forward Looking Statements

The statements in this release relating to Microchip’s intent to repurchase the approximate number of shares it issues in the Micrel acquisition, the transaction having the accretive effects of a cash transaction from a financial perspective, that the acquisition is expected to be mildly dilutive to Microchip’s non GAAP earnings per share immediately after the close, but accretive in the first full quarter after completion of the repurchase of the number of shares issued in the transaction, that the transaction is expected to close early in the third quarter of calendar 2015, that Micrel’s products complement many of Microchip initiatives in these areas, Microchip’s belief that combining Micrel’s business with Microchip’s business will enable significant synergies and cross selling opportunities, that this acquisition provides the best vehicle for Micrel to realize significant value for Micrel’s shareholders and is a fantastic outcome for Micrel employees and customers, as well as the opportunity to scale up to the much stronger sales and manufacturing platforms of Microchip are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of business, economic, legal and other risks that are inherently uncertain and difficult to predict, including, but not limited to: the actual timing of the closing of the acquisition, the satisfaction of the conditions to closing in the acquisition agreement (including obtaining Micrel shareholder approval and regulatory clearances), any termination of the acquisition agreement, changes in demand or market acceptance of the products of Micrel or Microchip and the products of their respective customers; competitive developments; the costs and outcome of any current or future litigation involving Microchip, Micrel or the acquisition transaction; the effect of the acquisition on Microchip’s and Micrel’s existing relationships with customers and vendors and their operating results and businesses;

Microchip Technology to Acquire Micrel

the progress and costs of development of Microchip and Micrel products and the timing and market acceptance of those new products; Microchip’s ability to successfully integrate Micrel’s operations and employees, retain key employees and otherwise realize the expected synergies and benefits of the transaction; fluctuations in our stock price and trading volume which could impact the number of shares we acquire under our share repurchase program and the timing of such repurchases; and general economic, industry or political conditions in the United States or internationally. For a detailed discussion of these and other risk factors, please refer to the SEC filings of Microchip and Micrel including those on Forms 10-K and 10-Q. You can obtain copies of Forms 10-K and 10-Q and other relevant documents for free at Microchip’s website (www.microchip.com), at Micrel’s website (www.micrel.com) (as applicable) or the SEC’s website (www.sec.gov) or from commercial document retrieval services.

Stockholders of Microchip and Micrel are cautioned not to place undue reliance on the forward-looking statements in this press release, which speak only as of the date such statements are made. Neither Microchip nor Micrel undertakes any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this May 7, 2015 press release, or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It

Microchip will file a Registration Statement on Form S-4 that will include a proxy statement of Micrel in connection with the acquisition transaction. Investors and security holders are urged to read this document when it becomes available because it will contain important information about the transaction. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. Microchip, Micrel and their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Micrel in connection with the acquisition transaction. Information regarding the special interests of these directors and executive officers in the transaction will be included in the proxy statement/prospectus described above. Additional information regarding the directors and executive officers of Microchip is also included in Microchip’s proxy statement for its 2014 Annual Meeting of Stockholders, which was filed with the SEC on July18, 2014. Additional information regarding the directors and executive officers of Micrel is also included in Micrel’s Annual Report on Form 10/A, which was filed with the SEC on April 24, 2015. These documents are available free of charge at the SEC’s web site at www.sec.gov and as described above.

Microchip Technology to Acquire Micrel

About Microchip Technology

Microchip Technology Inc. (NASDAQ: MCHP) is a leading provider of microcontroller, mixed-signal, analog and Flash-IP solutions, providing low-risk product development, lower total system cost and faster time to market for thousands of diverse customer applications worldwide. Headquartered in Chandler, Arizona, Microchip offers outstanding technical support along with dependable delivery and quality. For more information, visit the Microchip website at http://www.microchip.com.

About Micrel

Micrel, Inc. is a leading global manufacturer of IC solutions for the worldwide analog, Ethernet and high-bandwidth markets. Micrel’s products include advanced mixed-signal, analog and power semiconductors, high-performance communication, clock management, MEMS-based clock oscillators and crystal-less clock generators, Ethernet switch and physical layer transceiver ICs. Micrel’s customers include leading manufacturers of enterprise, consumer, industrial, mobile, telecommunications, automotive, and computer products. Micrel’s headquarters and state-of-the-art wafer fabrication facilities are located in San Jose, California, with regional sales and support offices and advanced technology design centers situated throughout the Americas, Europe and Asia. In addition, Micrel maintains an extensive network of distributors and reps worldwide. Web: http://www.micrel.com.

Micrel Investors Contact:

MacKenzie Partners, Inc.

Dan Burch (dburch@mackenziepartners.com) at (212) 929-5748 or

Larry Dennedy (ldennedy@mackenziepartners.com) at (212) 929-5239

Micrel Press Contact:

Sard Verbinnen & Co.

John Christiansen (JChristiansen@SARDVERB.com) at (415) 618-8750